SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BEARINGPOINT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1676 INTERNATIONAL DRIVE

MCLEAN, VIRGINIA 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Holders of Common Stock:

The Annual Meeting of Stockholders of BearingPoint, Inc. will be held on Tuesday, August 3, 2004, at 9:00 a.m. Eastern Time at the Company’s offices located at 1676 International Drive, McLean, Virginia 22102 to:

(a)	Elect two directors to hold office until the Annual Meeting of Stockholders that is to be held in 2007 and until his or her successor is duly elected and qualified;

(b)	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants; and

(c)	Conduct such other business as may properly be brought before the meeting.

Holders of Common Stock of the Company as of the close of business on June 7, 2004 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Your vote is very important. We encourage you to read the proxy statement and vote your shares. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed return envelope. You may also vote by telephone or over the Internet. Instructions on how to vote using either of these methods are included in this proxy statement and on the proxy card.

By Order of the Board of Directors

David W. Black

Secretary

July 9, 2004

BearingPoint, Inc.

1676 International Drive

McLean, Virginia 22102

PROXY STATEMENT

Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by BearingPoint, Inc. (the “Company,” “we” or “us”) on behalf its Board of Directors. The proxies are to be voted at the Annual Meeting of Stockholders to be held on August 3, 2004, and at any adjournment or postponement thereof (the “Annual Meeting”). This proxy statement and accompanying proxy card (“proxy”) are being mailed to stockholders on or about July 9, 2004.

Who Can Vote

Only stockholders of record on the close of business on June 7, 2004, the record date, may vote at the Annual Meeting. On the record date, we had 196,431,609 shares of common stock outstanding and entitled to vote at the Annual Meeting. For each share of common stock you hold on the record date, you will be entitled to one vote on the election of each director, on the ratification of the appointment of our independent registered public accountant and on any other matter properly brought before the Annual Meeting. There is no cumulative voting.

How You Can Vote

Before the Annual Meeting, you have three options for voting and submitting your proxy:

•	over the Internet,

•	by telephone, or

•	by completing, signing and returning the enclosed proxy card.

The laws of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The voting procedures available to registered stockholders for the Annual Meeting are designed to authenticate each stockholder by use of a Voter Control Number (located on the proxy card), to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

You may go to http://www.eproxyvote.com/be to vote on the Internet. You will be required to provide the Voter Control Number contained on your proxy card. After providing the correct Voter Control Number, you should follow the instructions provided.

You may use a touch-tone telephone to vote by calling 1-877-779-8683 (toll free) and following the recorded instructions.

If you hold your shares through an account with a bank or a broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions that your bank or broker provides.

You may vote your shares at the Annual Meeting if you attend in person. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

How Proxies Will Be Voted

Each properly executed proxy will be voted in accordance with the instructions on the proxy. In the absence of specific instructions, a proxy will be voted FOR:

•	the election of the nominees for director who are named in this proxy statement, and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the six months ended December 31, 2003.

We know of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting, the proxy holders intend to vote on such matters in accordance with their judgment as to the best interests of the Company and its stockholders with respect to such matters.

Quorum and Required Vote

In order for us to conduct our Annual Meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the Annual Meeting. Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner of the shares, and instructions are not given.

Nominees for director will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting is required for the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions and broker non-votes will have no effect on the outcome of these votes.

How to Revoke Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

You can revoke your proxy at any time prior to the Annual Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the meeting,

•	voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Time, on Monday, August 2, 2004, or

•	by attending the Annual Meeting in person, if you are the stockholder of record, and casting a ballot.

Soliciting Proxies and Expenses

The solicitation of proxies generally will be by mail and by our directors, officers and regular employees. In some instances, solicitation may be made by telephone, facsimile or other means. All costs incurred in connection with the solicitation of proxies will be borne by us. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we may reimburse them for reasonable out-of-pocket and clerical expenses. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

Change in Date of 2004 Annual Meeting

In February 2004, our Board of Directors approved a change in our fiscal year end from a twelve-month period ending June 30 to a twelve-month period ending December 31. In connection with this change in our fiscal year end, we advanced the date of our 2004 Annual Meeting to earlier in the year than the date of our 2003 Annual Meeting, which was held on November 4, 2003.

Transition Report on Form 10-K and Other Matters

In connection with the change in our fiscal year end, the Company filed a Transition Report on Form 10-K for the six-month period ended December 31, 2003. A copy of the Transition Report on Form 10-K has been mailed to all stockholders with this proxy statement. If you would like to receive, without charge, another copy of our Transition Report on Form 10-K as filed with the Securities and Exchange Commission, please contact Deborah L. Mandeville, Investor Relations, BearingPoint, Inc., Cabot Business Park, 2 Hampshire Street, Foxborough, Massachusetts 02035.

Except as otherwise indicated, information in this proxy statement is current as of June 25, 2004.

ITEM 1—ELECTION OF DIRECTORS AND RELATED MATTERS

The Board of Directors (the “Board”) currently consists of nine directors. Under our certificate of incorporation, we have a classified Board. Two directors are up for election at the Annual Meeting, and, if elected, their new terms of office will expire at the Annual Meeting of Stockholders that is held in 2007 or when his or her successor is elected and qualified.

The remaining six directors serve terms that expire at either the Annual Meeting of Stockholders to be held in 2005 or the Annual Meeting of Stockholders to be held in 2006.

The nominees have consented to be named in the Proxy Statement and to serve if elected. If the nominees for director are unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons.

The Board recommends that you vote FOR the election of each of these nominees to the Board of Directors.

Certain information as to the nominees who are to be considered for election at the Annual Meeting and the other directors follows:

Nominees for Terms Expiring in 2007

Douglas C. Allred, age 53, has been a member of the Company’s Board since January 2000. Mr. Allred is a private investor. Mr. Allred retired from his position as Senior Vice President, Office of the President, of Cisco Systems, Inc. late in 2002. Mr. Allred was Senior Vice President Customer Advocacy, Worldwide Systems, Support and Services of Cisco Systems, Inc., a position he held from 1991 to 2002. Prior to joining Cisco, Mr. Allred was Vice President of Worldwide Support for Oracle Corporation. Mr. Allred currently serves as a director of Saba Software, Inc., a learning management Internet software company. He is active in the education community and serves on the advisory boards of the Rollins School of eBusiness at Brigham Young University and the College of Engineering and Architecture at Washington State University. Mr. Allred received a Bachelor of Science degree from Washington State University.

Betsy J. Bernard, age 49, has been a member of the Company’s Board since March 2004. Ms. Bernard is a private investor. Ms. Bernard was President of AT&T Corporation from October 2002 to December 2003. From

April 2001 to October 2002, Ms. Bernard was President and Chief Executive Officer of AT&T Consumer. Prior to joining AT&T, Ms. Bernard was Executive Vice President, National Mass Markets for Qwest Communications International from June 2000 to December 2000. From April 1998 to June 2000, Ms. Bernard was Executive Vice President, Retail Markets for US West. Ms. Bernard currently serves on the board of directors of The Principal Financial Group, a global financial institution, and United Technologies Corp., a global technology corporation. Ms. Bernard received a Bachelor of Arts degree from St. Lawrence University, a Master of Business Administration degree from Fairleigh Dickenson University and a Master of Science degree in management from Stanford University’s Sloan Fellowship Program.

Mr. Allred was elected by our stockholders at our 2001 Annual Meeting of Stockholders. Ms. Bernard was appointed as a director by our Board of Directors in March 2004 at the recommendation of the Nominating and Corporate Governance Committee to fill a newly created position on our Board of Directors.

Directors Whose Terms Expire in 2005

Wolfgang Kemna, age 45, has been a member of the Company’s Board since April 2001. Mr. Kemna is Managing Director of Steeb Anwendungssysteme GmbH, a wholly owned subsidiary of SAP AG (“SAP”), and has served in this capacity since March 2004. Mr. Kemna was Executive Vice President of Global Initiatives of SAP from September 2002 to March 2004. He was also a member of SAP’s extended executive board from 2000 to March 2004. From April 2000 until September 2002, Mr. Kemna served as President and Chief Executive Officer of SAP America, Inc. From July 1998 until April 2000, Mr. Kemna served as Managing Director at SAP’s German subsidiary that is responsible for sales and marketing. Prior to July 1998, Mr. Kemna served for three years as Managing Director of SAP Southern Africa. Between 1995 and 1998, Mr. Kemna headed SAP’s operations in Africa, the Middle East and the southeast of Europe. Mr. Kemna received a Ph.D. in economics and managerial accounting from Justus-Liebig University.

Albert L. Lord, age 58, has been a member of the Company’s Board since February 2003. Mr. Lord is Vice Chairman and Chief Executive Officer of SLM Corporation, commonly known as “Sallie Mae,” and has served in these capacities since August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., an investment and financial consulting firm. From 1991 to 1994, Mr. Lord held several executive positions at Sallie Mae, including Controller and Chief Operating Officer. Mr. Lord is a director of SS&C Technologies, Inc., a provider of financial management software and related services, and SLM Corporation. Mr. Lord received a Bachelor of Science degree from Pennsylvania State University.

J. Terry Strange, age 60, has been a member of the Company’s Board since April 2003. Mr. Strange retired from KPMG LLP where he served as Vice Chair and Managing Partner of the U.S. Audit Practice from 1996 to 2002. During this period, Mr. Strange also served as the Global Managing Partner of the Audit Practice of KPMG International and was a member of its International Executive Committee. Prior to 1996, Mr. Strange held several management positions with KPMG LLP. Mr. Strange began his career at KPMG LLP in 1968. Mr. Strange is a director of Compass BancShares, Inc., a financial services company, New Jersey Resources Corp., an energy services holding company, and Group 1 Automotive, Inc., a holding company operating in the automotive retailing industry. Mr. Strange received both Bachelor and Master of Business Administration degrees from the University of North Texas.

Directors Whose Terms Expire in 2006

Randolph C. Blazer, age 53, has been a member of the Company’s Board since August 1999. Mr. Blazer has served as President and Chief Executive Officer of the Company since April 2000 and has served as Chairman of the Board since February 2001. From 1997 until April 2000, Mr. Blazer served as a member of a two-person executive team (including as Co-Vice Chairman of consulting for KPMG LLP from January 1997 to August 1999 and as Co-Chief Executive Officer and Co-President of the Company from August 1999 until April 2000) that directed all Company services, managing its consulting professionals within various industry lines of business around the world. From 1991 until 1997, Mr. Blazer served as partner-in-charge of KPMG LLP’s public sector consulting practice, where he oversaw all consulting products and service offerings for the line of business serving federal, state and local governments and higher education institutions. Mr. Blazer joined KPMG LLP in 1977 as a consulting professional in the Washington, D.C. office. Mr. Blazer received a Bachelor of Arts degree in economics from Western Maryland College and a Master of Business Administration degree from the University of Kentucky.

Roderick C. McGeary, age 53, has been a member of the Company’s Board since August 1999. Mr. McGeary is a private investor. Mr. McGeary was the Chief Executive Officer of Brience, Inc., a wireless and broadband company, from April 2000 to July 2002. From August 1999 until April 2000, Mr. McGeary served as Co-Chief Executive Officer and Co-President of the Company. In April 2000, Mr. McGeary resigned as Co-Chief Executive Officer and Co-President of the Company and served as a Managing Director of KPMG Consulting, LLC, a wholly owned subsidiary of the Company subsequently renamed BearingPoint, LLC, through June 30, 2000. From January 1997 to August 1999, Mr. McGeary served as Co-Vice Chairman of consulting for KPMG LLP, sharing this role with Mr. Blazer. From 1994 through 1996, he headed the West Coast consulting business for KPMG LLP. Mr. McGeary currently serves as a director of BroadVision, Inc., a global provider of personalized self-service web applications, Cisco Systems, Inc., a worldwide leader in networking for the Internet, and GoRemote, Inc., a provider of Internet-based mobile office communications. Mr. McGeary is a Certified Public Accountant and received his Bachelor of Science degree from Lehigh University.

Alice M. Rivlin, age 73, has been a member of the Company’s Board since October 2001. Ms. Rivlin is a Senior Fellow at The Brookings Institution, where she is Director of the Greater Washington Research Program. Ms. Rivlin also is a professor at the Public Policy Institute of Georgetown University. She was the Henry Cohen Professor at the Milano Graduate School of The New School University from September 2001 until July 2003. From 1998 to 2001, she was Chair of the District of Columbia Financial Management Assistance Authority. Ms. Rivlin served as Vice Chair of the Federal Reserve Board from 1996 to 1999. She was Director of the White House Office of Management and Budget from 1994 to 1996 and Deputy Director from 1993 to 1994. Ms. Rivlin was the founding Director of the Congressional Budget Office, where she served from 1975 to 1983. She has taught at Harvard and George Mason Universities, served as President of the American Economic Association and received a MacArthur Foundation Prize Fellowship. Ms. Rivlin is a director of The Washington Post Company, a diversified media and education company. She graduated from Bryn Mawr College and received a Ph.D from Radcliffe College (Harvard University) in economics.

Executive Officers

Our executive officers, and their respective ages and positions, are set forth below:

Randolph C. Blazer has served as our Chief Executive Officer and President since April 2000. For his complete biography, see “Directors Whose Term Expires in 2006.”

David W. Black, age 42, has served as our Executive Vice President, General Counsel and Secretary since April 2000. Previously, he was Executive Vice President, General Counsel and Secretary for Affiliated Computer Services, Inc., an information technology outsourcing firm, from 1995 until 2000.

Michael J. Donahue, age 45, has served as our Group Executive Vice President and Chief Operating Officer since April 2000. Previously, he was Managing Partner, Solutions for KPMG LLP from 1997 until 2000.

Robert S. Falcone, age 57, has served as our Executive Vice President and Chief Financial Officer since April 2003. Previously, he was a financial consultant to early stage enterprises from March 2002 to March 2003, and Chief Financial Officer for 800.com, a telecommunications company, from 2000 until 2002. Prior to that, Mr. Falcone was a private investor from January 1998 to January 2002, and Chief Financial Officer at Nike, Inc., a footwear and apparel manufacturer, from 1992 until 1998.

Nathan H. Peck, Jr., age 50, has served as our Executive Vice President and Chief Administrative Officer since April 2000. Previously, he was Acting Chief Financial Officer between January 2000 and June 2000. From June 1999 to June 2000, he was Chief Administrative Officer, Consulting Practice for KPMG LLP. Prior to that, Mr. Peck was Co-Practice Leader, Financial Services Consulting Practice for KPMG LLP from 1997 until 1999.

Bradley J. Schwartz, age 46, has served as our Group Executive Vice President, Worldwide Client Service since December 2002. Previously, he was Group Executive Vice President, Worldwide Client Service for the Financial Services practice from July 2000 until December 2002, and for the Communications and Content practice from July 1999 until July 2000. Prior to that, Mr. Schwartz was a Partner at KPMG LLP from 1997 until 1999.

The term of office of each officer is until election and qualification of a successor or otherwise at the pleasure of the Board of Directors. There is no arrangement or understanding between any of the above-listed officers and any other person pursuant to which any such officer was elected as an officer.

Please note that no family relationships exist between any of the directors or between any director and any executive officer of the Company.

Committees of the Board of Directors

The Board of Directors has established the following five permanent committees of the Board to perform certain designated functions:

•	Executive Committee,

•	Audit Committee,

•	Compensation Committee,

•	Nominating and Corporate Governance Committee, and

•	Special Transactions Committee.

Executive Committee

The Executive Committee, composed of Messrs. Blazer (Chair), Allred and McGeary, may, with limited exceptions, exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by the Delaware General Corporation Law. During the six-month period ended December 31, 2003, the Executive Committee held no meetings, but it approved matters by unanimous written consent on one occasion. The Executive Committee held no meetings during fiscal year 2003, but it approved matters by unanimous written consent on three occasions.

Audit Committee

The Audit Committee is currently composed of Ms. Rivlin (Chair) and Messrs. Kemna, Lord and Strange, all of whom are independent as required under Section 303A.07 of the NYSE listing standards. As of December 31, 2003, the Audit Committee was composed of Ms. Rivlin (Chair) and Messrs. Kemna and Strange. Effective as of May 2004, Mr. Lord became a member of the Audit Committee. The Board of Directors has determined that Mr. Strange is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. During the six-month period ended December 31, 2003, the Audit Committee held seven meetings. The Audit Committee held nine meetings during fiscal year 2003.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee, among other purposes and responsibilities required by applicable law and the NYSE listing standards, serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems; serves as the sole authority to which the independent registered public accountant (the “Independent Registered Public Accountant”) is accountable, and has the sole authority and responsibility to appoint, compensate and retain the Independent Registered Public Accountant; serves as the ultimate authority to which the internal auditing function (“Internal Audit”) is accountable; monitors the qualification, independence and performance of the Independent Registered Public Accountant and Internal Audit, including reviewing their audit efforts; provides an open avenue of communication among the Independent Registered Public Accountant, financial and senior management, Internal Audit, and the Board; assists in the Board’s oversight of the Company’s compliance with legal and regulatory requirements and prepares a report for inclusion in the Company’s annual proxy statement. The Audit Committee operates under a written charter adopted by the Board of Directors and amended as of January 22, 2004, which is included as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Mohebbi (Chair) and Allred and Ms. Bernard, all of whom are independent as required by the NYSE listing standards. As of December 31, 2003, the Compensation Committee was composed of Messrs. McGeary (Chair), Allred and Mohebbi. Effective as of May 2004, Mr. McGeary ceased to be a member of the Compensation Committee and Ms. Bernard joined the committee. During the six-month period ended December 31, 2003, the Compensation Committee held two meetings, acted by unanimous written consent on one occasion, and discussed matters on a number of other occasions. The Compensation Committee held one meeting, acted by unanimous written consent on five occasions, and discussed matters on a number of other occasions during fiscal year 2003.

The Compensation Committee assists the Board of Directors in the development and implementation of the Company’s compensation policies for key executives and the Company’s benefit plans and reviews such other matters as may be delegated to the Compensation Committee by the Board from time to time. In that regard, the Compensation Committee, among other responsibilities required by applicable law and the NYSE listing standards, evaluates the chief executive officer’s performance in light of the established goals and objectives; sets the chief executive officer’s annual compensation; reviews and approves the evaluation process for the Company’s directors, officers and other key executives; approves the compensation structure for the Company’s officers and other key executives; recommends to the Board the annual compensation for the Company’s directors; approves the annual compensation of key executives; reviews the Company’s incentive compensation and other stock-based plans and recommends changes in such plans to the Board and prepares an annual executive compensation report for inclusion in the Company’s proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Lord (Chair) and Mesdames Bernard and Rivlin, all of whom are independent as required by the NYSE listing standards. As of December 31, 2003, the Nominating and Corporate Governance Committee was composed of Messrs. McGeary (Chair) and Lord and Ms. Rivlin. Effective as of May 2004, Mr. McGeary ceased to be a member of the Nominating and Corporate Governance Committee and Ms. Bernard joined the committee. On January 22, 2004, the Board expanded the duties of the Nominating Committee and reconstituted it as the Nominating and Corporate Governance Committee. During the six-month period ended December 31, 2003, the Nominating and Corporate Governance Committee discussed matters on a number of occasions.

The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company and in recommending to the Board the director nominees for the next annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. For information on recommending a director nominee or submitting a notice of a nomination of a director at the annual meeting of stockholders, see “Stockholder Proposals for 2005 Annual Meeting—Stockholders Submitting Director

Recommendations and Nominations.” In addition, the Nominating and Corporate Governance Committee also develops and recommends to the Board the Company’s corporate governance guidelines and oversees the annual evaluation of the Board and management of the Company.

Special Transactions Committee

The Special Transactions Committee has one member, Mr. Blazer. The Special Transactions Committee is authorized to consider, evaluate and approve potential transactions resulting in (i) the acquisition of assets, business or stock of third parties for cash, stock of the Company or other consideration, or (ii) the disposition of assets, provided that the consideration for each such acquisition or disposition may not exceed the greater of $50,000,000 or 10% of the Company’s consolidated assets. The Special Transactions Committee took no action during the six-month period ending December 31, 2003 and in fiscal year 2003.

Meetings of the Board of Directors and Attendance

During the six-month period ended December 31, 2003, the Board of Directors held two meetings. In addition, the Board acted by unanimous written consent on two occasions. For the six-month period ended December 31, 2003, during their respective terms as directors, each director of the Company attended 75% or more of the aggregate of all Board meetings and meetings of Committees of which he or she was a member, other than Mr. Allred who missed a meeting of the Board and a committee meeting which were held on the same day due to an unavoidable scheduling conflict. During the twelve-month period ended June 30, 2003, the Board held seven meetings. In addition, the Board acted by unanimous written consent on one occasion. For the twelve-month period ended June 30, 2003, during their respective terms as directors, each director of the Company attended 75% or more of the aggregate of all Board meetings and meetings of Committees of which he or she was a member.

Director Attendance at Annual Stockholder Meetings

We typically schedule a Board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend our annual meeting of stockholders, absent a valid reason. All directors who were serving at the time attended our 2003 annual meeting of stockholders.

Director’s Fees

Under current policy, an annual fee of $40,000 is paid to the directors who are not employed by us on a full-time or other basis. Directors also are paid a fee of $2,000 for attendance in person at any meeting of the Board or a committee of the Board and $1,000 for attendance via telephone. Members of the Audit Committee are paid $2,000 for attendance at Audit Committee meetings whether attended in person or via telephone.

Under our Amended and Restated 2000 Long-Term Incentive Plan, non-employee directors receive stock option grants of 15,000 shares of common stock upon their initial election, and the Chair of the Audit Committee receives an additional 5,000-share stock option grant upon his or her initial appointment to this position. Each director also receives an additional grant of 8,000 shares of restricted Common Stock immediately following each Annual Meeting.

CORPORATE GOVERNANCE

The Board has adopted the BearingPoint, Inc. Corporate Governance Guidelines, and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee have each recommended to the entire Board that their respective charters be adopted, and the Board has adopted them. The Corporate Governance Guidelines, together with these charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the charters on our corporate website at www.bearingpoint.com in the Corporate Governance section of the Investors webpage.

The Corporate Governance Guidelines address a variety of governance issues, including:

•	Board composition and selection,

•	Board meetings and agenda,

•	Director responsibilities,

•	Access to management, employees and independent advisors,

•	Director compensation,

•	Committee matters,

•	Director orientation and continuing education, including attendance at director education programs at the Company’s expense,

•	Management succession,

•	Annual performance evaluation of the board,

•	Executive sessions, and

•	Reporting concerns.

Code of Business Conduct and Ethics

We are committed to high standards of integrity and ethical conduct and have adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics provides guidance for conducting our business in a legal, ethical and responsible manner. The Code of Business Conduct and Ethics applies to our directors, officers and employees and constitutes the Code of Ethics for our Chief Executive Officer and senior financial officers in accordance with SEC requirements.

You may view our Code of Business Conduct and Ethics on our corporate website at www.bearingpoint.com in the Corporate Governance section of the Investors webpage. We intend to satisfy the disclosure requirement regarding any amendments to, or waivers from, the Code of Business Conduct and Ethics as it relates to our Chief Executive Officer and senior financial officers by posting such amendment or waiver on our website.

Director Independence

Under the Corporate Governance Guidelines, the Board must have a majority of “independent” directors who meet the applicable criteria for independence required by the NYSE. All members of the Board of Directors, other than Mr. Blazer, are independent as defined under Section 303A of the NYSE Listed Company Manual.

Executive Sessions of the Board

The non-management directors meet in executive sessions at least four times a year, generally at the conclusion of each regular Board meeting. If any of the non-management directors are not independent, as required by the NYSE listing standards, then at least one annual meeting of only independent directors will take place. Currently, all non-management directors are independent. The non-management directors have designated Mr. McGeary as a Presiding Director. Mr. McGeary generally presides as chair at the executive sessions.

Nomination for Director

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The committee considers all qualified candidates identified by members of the committee, by other members of the Board, by senior management and by stockholders. The committee follows the same process and uses the same criteria for evaluating all candidates.

When evaluating a candidate, the committee reviews the candidate’s experience, skills and personal qualities. In particular, the committee will consider whether candidates for director possess the following attributes:

•	the highest standards of moral and ethical character and personal integrity;

•	aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company;

•	personal qualities to be able to make a substantial, active contribution to Board deliberations;

•	substantial business experience relevant to the Company’s business;

•	demonstrated leadership ability, with broad experience, diverse perspectives, and ability to exercise sound business judgment;

•	qualification to serve on specialized Board committees, such as the Audit Committee or Compensation Committee; and

•	willingness and ability to commit sufficient time to fulfill the responsibilities of a member of the Board.

In addition to the above considerations, the committee will consider the current composition of the Board; the attributes and qualifications of the current members of the Board; additional attributes and qualifications that should be represented on the Board; and whether the candidate could provide those additional attributes and qualifications, such as diversity of experience and background and financial, business, academic, public or other expertise on the board and its committees. In addition, the committee will take into account the nature of and time involved in a director’s service on other boards in evaluating a candidate.

The committee will not recommend any candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the requirements of Board service.

Stockholders who wish to recommend director nominees to the Board or nominate a person for election as a director at our annual meeting of stockholders must follow the procedures set forth in “Stockholder Proposals for 2005 Annual Meeting—Stockholders Submitting Director Recommendations and Nominations.”

Communications with Directors

You can communicate with our Board of Directors by writing to them c/o Corporate Secretary, BearingPoint, Inc., 1676 International Drive, McLean, Virginia 22102. Communications will be distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and issues outlined in the communication. The Corporate Secretary, prior to forwarding any communication, will review all communications. If, in the discretion of the Corporate Secretary (who may consult with any Presiding Director designated by the non-management directors), a communication is unrelated to the duties and responsibilities of the Board, that communication will not be forwarded. The Corporate Secretary’s office will maintain a log of all communications received by us that is addressed to members of the Board. Any director may review the log at any time, and request copies of any communication received.

ITEM 2—RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for the six months ended December 31, 2003. The selection of PwC as independent registered public accountants is submitted for ratification by the stockholders at the Annual Meeting. PwC audited our financial statements for the first time in 2003. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as our independent registered public accountants is not required by our Bylaws or otherwise. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to further retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board recommends that you vote FOR the ratification of the appointment of PwC as our independent registered public accountants for the six months ended December 31, 2003.

Auditor’s Fees and Services

During the six-month period ended December 31, 2003 and the fiscal years ended June 30, 2003 and 2002, our independent registered public accountants billed us the fees set forth below in connection with services rendered by them:

Type of Fee	Six months ended December 31, 2003(1)	Year Ended June 30, 2003(1)(2)		Year Ended June 30, 2002(2)
Audit Fees	$3,471,656	$3,782,934	(3)	$689,400
Audit-Related Fees	321,959	111,000	(4)	317,300
Tax Fees	156,440	110,100	(4)	—
All Other Fees	—	—		104,200

Total	$3,950,055	$4,004,034		$1,110,900

(1)	Our independent registered public accountant for the six months ended December 31, 2003 and for the fiscal year ended June 30, 2003, effective as of June 12, 2003, was PwC.
(2)	Our independent registered public accountant for the first three quarters of fiscal year 2003 and for fiscal year 2002 was Grant Thornton LLP.
(3)	Total includes $273,000 billed by Grant Thornton LLP and $3,509,934 billed by PwC.
(4)	All fees relate to PwC only.

The audit services rendered by our independent registered public accountants included examination of the financial statements of our subsidiaries and affiliates and us, consultation in connection with the filing of the Form 10-K Annual Report and other regulatory filings with the Securities and Exchange Commission and the preparation of the Annual Report to Stockholders, review of our unaudited quarterly financial statements and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-related services include assurance and related services provided by our independent registered public accountants that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” These services principally include examination of, and consultation in connection with, pension and benefit plans, consultation and advisory services related to Sarbanes-Oxley Act requirements and other services in connection with regulatory reporting requirements.

Tax services principally include consultation in connection with tax compliance, tax advice and tax planning.

Non-Audit Services Pre-Approval Policy

The Audit Committee approves all audit and permissible non-audit services performed by our independent registered public accountants. All engagements of the independent registered public accountant to perform any audit services and non-audit services have been pre-approved by the Audit Committee. No services provided by our independent registered public accountant were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in the SEC regulations.

Change in Accountants for Fiscal Year Ended June 30, 2003

The Audit Committee retained PricewaterhouseCoopers LLP as the Company’s independent registered public accountant as of June 12, 2003. The Company’s previous independent registered public accountant, Grant Thornton LLP, was replaced with PricewaterhouseCoopers LLP by the Audit Committee as the independent registered public accountant for the Company effective June 11, 2003.

Grant Thornton LLP was appointed as the independent registered public accountant of the Company in September 1998 and audited the financial statements for fiscal years 1999–2002. The reports of Grant Thornton LLP on the financial statements for the fiscal years ended June 30, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the fiscal years ending June 30, 2001 and 2002, and through June 11, 2003, there were no:

(i)	disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for such years; or

(ii)	reportable events involving Grant Thornton LLP that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated June 12, 2003, is listed as Exhibit 16.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and is incorporated by reference to Exhibit 16.1 to the Company’s current report on Form 8-K dated June 11, 2003.

The audit services rendered by PricewaterhouseCoopers LLP for fiscal year 2003 included examination of the financial statements of the Company, its subsidiaries and affiliates, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, review of the Company’s unaudited quarterly financial statements, examination of the financial statements of the Company’s 401(k) Savings Plan and consultation with Company personnel on accounting and related matters. The audit services rendered by Grant Thornton LLP included review of the Company’s unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2003, assistance in connection with certain acquisitions and other transactions involving consulting practices and consultation with Company personnel on accounting and related matters.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 25, 2004, the number of shares of our common stock beneficially owned by each of our named executive officers and directors, by all directors and executive officers as a group and by all persons, to our knowledge, beneficially owning more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and is based on the possession of voting or investing power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 25, 2004 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

	Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares(1)		Percentage of Shares Outstanding(2)
Named Executive Officers
Randolph C. Blazer	1,772,708	(1)	(3)
Bradley J. Schwartz	1,060,451	(1)	(3)
Michael J. Donahue	612,032	(1)	(3)
David W. Black	305,005	(1)	(3)
Nathan H. Peck, Jr.	404,800	(1)	(3)
Directors
Douglas C. Allred	27,000	(7)	(3)
Betsy J. Bernard	—	(8)	(3)
Randolph C. Blazer	See above		(3)
Wolfgang Kemna	27,000	(4)	(3)
Albert L. Lord	34,600	(7)	(3)
Roderick C. McGeary	156,476	(4)(5)	(3)
Afshin Mohebbi	27,000	(4)	(3)
Alice M. Rivlin	32,000	(6)	(3)
J. Terry Strange	28,000	(9)	(3)
All executive officers and directors as a group (14 persons)	4,549,572	(10)	2.32%
Name and Address of 5% Holders of Common Stock
Cisco Systems, Inc.(11) 170 West Tasman Drive San Jose, California 95134	15,440,033		7.86%
T. Rowe Price Associates(12) 100 E. Pratt Street Baltimore, Maryland 21202	9,746,340		5.00%
Fidelity Investments(13) FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	18,448,275		9.39%
Wellington Management Company(14) 75 State Street Boston, Massachusetts 02109	13,654,600		6.95%
KPMG Deutsche Treuhand-Gesellschaft AG(15) Taubenstrasse 44-45 Berlin, Germany 10117	11,893,125		6.05%

(1)	With respect to the named executive officers of the Company, includes 3,555,212 shares of Common Stock subject to stock options granted under our 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of June 25, 2004, including 1,519,394 shares with respect to Mr. Blazer, 894,552 shares with respect to Mr. Schwartz, 529,642 shares with respect to Mr. Donahue, 271,892 shares with respect to Mr. Black and 339,732 shares with respect to Mr. Peck. Also includes certain shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned directly or indirectly by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.
(2)	All percentages are calculated based on the number of shares of Common Stock that were issued and outstanding as of June 25, 2004, less treasury shares, which totals 196,434,146.
(3)	Beneficial ownership does not exceed one percent of the shares of Common Stock outstanding.
(4)	Messrs. Kemna, McGeary and Mohebbi each hold options to purchase 15,000 shares of Common Stock that were awarded to them by virtue of their status as non-employee directors. The options vested on April 24, 2002.
(5)	Mr. McGeary also holds options to purchase 7,928 shares of Common Stock that were awarded to him by virtue of his status as a non-employee director. The options vested on June 30, 2001.
(6)	Ms. Rivlin holds options to purchase 20,000 shares of Common Stock. The options were awarded to her when she became a non-employee director and the Chair of the Audit Committee. The options vested on October 1, 2002.
(7)	Messrs. Allred and Lord each hold options to purchase 15,000 shares of Common Stock that were awarded to them by virtue of their status as non-employee directors. The options vested on February 4, 2004.
(8)	Ms. Bernard holds options to purchase 15,000 shares of Common Stock. The options were awarded to her when she became a non-employee director. The options vest on March 29, 2005.
(9)	Mr. Strange holds options to purchase 15,000 shares of Common Stock. The options were awarded to him when he became a non-employee director. The options vested on April 29, 2004.
(10)	Includes 3,735,640 shares of Common Stock subject to stock options granted under our 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of June 25, 2004.
(11)	Represents shares beneficially held as of December 31, 2003 by Cisco Systems, Inc. and held in the nominee name of Coastdock & Co. (“Cisco”). Cisco has sole dispositive and voting power with respect to all 15,440,033 shares.
(12)	These securities are owned, as of December 31, 2003, by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power with respect to 9,746,340 shares and sole voting power with respect to 1,513,600 shares.
(13)	Represents shares beneficially held as reported on a Schedule 13G filed on February 17, 2004 by FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson. FMR Corp. has sole dispositive power with respect to 18,448,275 shares and sole voting power with respect to 1,333,742 shares. Edward C. Johnson 3d has sole dispositive power with respect to 18,448,275 shares and sole voting power with respect to 1,333,742 shares. Abigail P. Johnson has sole dispositive power with respect to 18,448,275 shares.
(14)	Represents shares reported on a Schedule 13G filed on February 12, 2004 beneficially held as of December 31, 2003 by Wellington Management Company, LLP (“Wellington”). Wellington has shared voting power with respect to 4,420,200 shares, and has shared dispositive power with respect to 13,654,600 shares.
(15)	Represents shares beneficially owned by KPMG Deutsche Treuhand-Gesellschaft AG (“KPMG DTG”) based on correspondence with KPMG DTG. KPMG DTG was the majority stockholder of BearingPoint GmbH (formerly KPMG Consulting AG) prior to our acquisition of BearingPoint GmbH. These shares were issued to KPMG DTG and to KPMG Regulus Treuhand-Gesellschaft GmbH (“KPMG Regulus”) in connection with our acquisition of BearingPoint GmbH in August 2002. Effective as of May 3, 2004, KPMG Regulus merged with and into KPMG DTG.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE OFFICER COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is pleased to present its report on executive compensation for the six-month period ended December 31, 2003. At December 31, 2003, the Committee was composed of three independent directors of the Company, Messrs. McGeary (Chair), Allred and Mohebbi. Effective May 2004, the Committee consists of Messrs. Mohebbi (Chair) and Allred and Ms. Bernard. The Committee’s responsibilities include reviewing and approving the compensation of the Company’s executive officers.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company has an overall compensation program and specific compensation plans that are designed to enhance corporate performance and stockholder value by aligning the financial interests of its executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s financial performance. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve a level of financial performance that will result in long-term positive returns for the Company’s stockholders; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance.

The Committee has primary responsibility for evaluating the Company’s compensation program and specific compensation plans and establishing policies that meet the objectives described above. The Committee determines the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee considers the performance of the Company in its industry, an individual’s current contribution to the Company’s performance, and an individual’s expected contribution to the Company’s future performance. In reviewing the individual performance of the Company’s executive officers (other than the Chief Executive Officer), the Committee considers the views of the Chief Executive Officer to whom these officers are responsible.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

The principal elements of the Company’s executive compensation program consist of both annual and long-term programs and include base salary, annual incentive cash bonuses and, at appropriate intervals, long-term incentive compensation in the form of stock option grants and other stock-based awards. The Company also provides retirement, medical and other fringe benefits generally available to Company employees.

Base Salaries

Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual, and comparing such salaries to the competitive marketplace for executive talent, with special emphasis on the Company’s primary competitors in the information technology consulting industry. Salary adjustments, if any, are determined by the Committee, upon recommendation from the Chief Executive Officer, by evaluating the performance of the Company and its executive officers, taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes.

Annual Incentive Bonus

The Company’s executive officers and other key persons are eligible for an annual cash bonus. As indicated above, the cash bonus awards of the executive officers are based upon the Company’s annual financial performance (with special emphasis on meeting earnings per share goals), the financial or other performance of the industry group or function for which the individual is responsible and the specific performance of the individual. As a result, cash bonus awards may vary significantly from year to year. No cash bonuses were awarded with respect to the six-month period ending December 31, 2003.

Long-Term Incentive Plan

The purpose of the Company’s 2000 Long-Term Incentive Plan (the “LTIP”) is to provide a meaningful equity interest in the Company to senior Company executives and other key employees in a format that is designed to motivate these executives and key employees and align their financial interests with those of stockholders. With respect to the executive officers, awards are especially intended to motivate the officers to achieve Company performance that will result in positive long-term returns for the Company’s stockholders, which will also produce financial gains for the officers. The awards are also intended to promote retention of the key officers who are especially important to the Company’s success. Stock awards, and especially option awards, are particularly important for providing long-term incentives and rewards.

Stock Options

Stock options are granted by the Committee under the U.S. and International Stock Option Model that was approved by the Committee in February 2000 and modified in August 2000 and April 2003. Stock options are granted with an exercise price equal to the current market price of the Common Stock and typically are subject to vesting over a period of years. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless the stock price increases.

Restricted Stock Awards

The Committee is authorized to grant restricted stock awards upon such terms and conditions as it may approve. The awards may be subject to restrictions that lapse over time and that may cause forfeiture of the applicable shares if the executive voluntarily leaves the employ of the Company or is discharged.

Other Awards

The Committee also is authorized to grant bonus stock awards (which are vested upon grant), performance share awards and stock appreciation rights.

CHIEF EXECUTIVE OFFICER COMPENSATION

For the six month period ended December 31, 2003, the compensation of Mr. Blazer was determined by the Committee. Mr. Blazer received an annual salary of $1,000,000, which was the same salary as in fiscal years 2001, 2002 and 2003. In addition, the Committee determined that based on the Company’s financial performance in fiscal year 2003 (especially as measured by earnings per share), no cash bonus would be paid.

In August 2003, the Committee also made long-term incentive awards to Mr. Blazer. These awards are intended to encourage long-term performance and to align the executive’s interests with those of the Company’s stockholders because the value of the awards is realized only over a number of years. Specifically, Mr. Blazer received stock options for 450,000 shares, which vest ratably over three years. To realize the full value of the long-term incentive awards, Mr. Blazer thus must continue to contribute to the Company’s performance for three years.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

The Committee has considered the effect of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that, in certain circumstances, disallows tax deductions for the excess over $1 million a year of the compensation that is paid to each of a public corporation’s Chief Executive Officer and its four other most highly compensated officers. A transition rule in the regulations promulgated under Code Section 162(m) temporarily relieves certain newly public corporations such as the Company from this tax deduction limitation until after the close of the third calendar year following the end of the calendar year in which the corporation became a public corporation. Because this transition rule is still applicable to the Company, the Company is not now subject to the tax deduction limitations of Code Section 162(m). In addition, the Company expects that its compensation plans will not be subject to the tax deduction limitations of Code Section 162(m) after this transition rule is no longer applicable to the Company.

Roderick C. McGeary,(1)

Chair

Douglas C. Allred

Afshin Mohebbi

(1)	Effective May 2004, Mr. McGeary ceased to serve on the Compensation Committee and Ms. Bernard joined the Compensation Committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual, long-term and other compensation for services in all capacities to us for the six months ended December 31, 2003 and the fiscal years ended June 30, 2001, 2002 and 2003 of those persons who were the Chief Executive Officer and our four other most highly compensated executive officers for the twelve months ended December 31, 2003. The amounts reported below under the columns captioned “Salary” and “Bonus” are payable under and in accordance with our annual compensation plan and are intended to reward the executive for current performance relating to the relevant fiscal period. The amounts reported under the column captioned “Long-Term Compensation” are payable under and in accordance with our 2000 Long-Term Incentive Plan and are intended to incentivize the executive’s future performance and to align the executive’s interests with those of our stockholders, since the long-term awards consist of stock options and restricted stock awards, and the executive only realizes the value of the long-term compensation over a number of years.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Fiscal Year		Annual Compensation			Restricted Stock Award ($)(3)			Securities Underlying Options(#)	All Other Compensation
Name and Principal Position			Salary($)	Bonus($)
Randolph C. Blazer Chairman of the Board, Chief Executive Officer and President	2003 2003 2002 2001	(1) (2)	$500,000 1,000,000 1,000,000 1,000,000	$	— — — 150,000	$	— — 1,862,000 —	(4)	450,000 500,000 1,000,000 450,019	$	— 1,200 1,020 5,100	(7) (7) (7)

Bradley J. Schwartz Group Executive Vice President Worldwide Client Service	2003 2003 2002 2001	(1) (2)	433,333 900,000 900,000 800,000		— — — 125,000		— — 931,000 —	(5)(6)	250,000 300,000 500,000 319,999		— 1,200 900 5,100	(7) (7) (7)

Michael J. Donahue Group Executive Vice President and Chief Operating Officer	2003 2003 2002 2001	(1) (2)	433,333 900,000 850,000 800,000		— — — 100,000		— — 465,000 —	(5)(6)	200,000 250,000 200,000 214,999		— 1,200 1,020 5,100	(7) (7) (7)

David W. Black Executive Vice President, General Counsel and Secretary	2003 2003 2002 2001	(1) (2)	325,000 650,000 600,000 520,000		— — 50,000 75,000		— — 199,500	(5)(6)	100,000 100,000 100,000 135,000		— 1,200 1,020 5,100	(7) (7) (7)

Nathan H. Peck, Jr. Executive Vice President and Chief Administrative Officer	2003 2003 2002 2001	(1) (2)	325,000 650,000 650,000 720,000		— — — 75,000		— — 99,750 —	(5)(6)	100,000 100,000 160,000 155,000		— 1,200 921 5,100	(7) (7) (7)

(1)	The information provided is for the six-month period ended December 31, 2003. For example, the salary information is for six months rather than 12 months.
(2)	The information provided is for the twelve-month period ended June 30, 2003.
(3)	In July 2001, the Compensation Committee made long-term incentive awards to the executive officers. The long-term incentive awards consisted of stock options and restricted stock. Since the purpose of the awards is to incentivize long-term performance and align the executive’s interests with those of our stockholders, the awards vest over a number of years, and the executive receives the full value of the awards only by continuing to contribute to the Company’s performance. The restricted shares were granted under our 2000 Long-Term Incentive Plan, and the restrictions lapsed as to one-third of the shares on June 30 in each of the years 2002 through 2004.
(4)	Mr. Blazer received 140,000 restricted shares of the Company’s Common Stock, which had a value of $13.30 per share on July 24, 2001, the date of grant. Due to the vesting schedule set forth in note (3) above, Mr. Blazer will receive the full value of the restricted shares over a three-year period, and the value he receives will depend on the Company’s stock price over time. As of December 31, 2003, Mr. Blazer had aggregate restricted shareholdings of 46,668 shares of the Company’s Common Stock having a value of $470,880 based on the $10.09 closing price of the Company’s Common Stock on December 31, 2003.
(5)	In July 2001, Mr. Schwartz received 70,000 restricted shares, Mr. Donahue received 35,000 restricted shares, Mr. Black received 15,000 restricted shares, and Mr. Peck received 7,500 restricted shares. The terms of the restricted share awards are set forth in note (3) above.
(6)	As of December 31, 2003, Mr. Schwartz had aggregate restricted shareholdings of 23,334 shares of the Company’s Common Stock having a value of $235,440, Mr. Donahue had 11,668 restricted shares having a value of $117,730, Mr. Black had 5,000 restricted shares having a value of $50,450, and Mr. Peck had 2,500 restricted shares having a value of $25,225. These share values are based on the closing price of the Company’s Common Stock on December 31, 2003 of $10.09 per share.
(7)	Constitutes matching contributions under our 401(k) Savings Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

No stock appreciation rights were granted during the six months ended December 31, 2003 to any of the executive officers named in the Summary Compensation Table. The following table sets forth each grant of stock options during the six months ended December 31, 2003 to each of the named executive officers. The options listed in the table have a term of 10 years and vest as described in the notes to the table.

Option Grants During the Six Months Ended December 31, 2003

		Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees During the Period	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value(2)
Randolph C. Blazer	450,000	3.4	$8.19	8/28/13	$2,410,830
Bradley J. Schwartz	250,000	1.9	8.19	8/28/13	1,339,350
Michael J. Donahue	200,000	1.5	8.19	8/28/13	1,071,480
David W. Black	100,000	0.7	8.19	8/28/13	535,740
Nathan H. Peck, Jr.	100,000	0.7	8.19	8/28/13	535,740

(1)	The options for Messrs. Blazer, Schwartz, Donahue, Black and Peck that expire on August 28, 2013 become exercisable to the extent of one-third of the grant on August 28 in each of the years 2004-2006.
(2)	The values for the grants are based on the Black-Scholes option pricing model. With respect to the options that expire on August 28, 2013, an interest rate of 3.67% based on a 5-year Treasury note rate, stock price volatility of 70.54%, no dividend yield and option exercises occurring after 6 years are assumed. Based on these assumptions, the model produces a per option share value of $5.3574.

The following table summarizes information relating to stock option exercises during the six-month period ended December 31, 2003 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises During the Six Months Ended December 31, 2003

and Period End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Period End		Value of Unexercised In-The-Money Options(1) at Period End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Randolph C. Blazer	None	None	1,014,544	1,454,850	$115,000	$1,200,000
Bradley J. Schwartz	None	None	602,163	817,389	69,000	682,000
Michael J. Donahue	None	None	353,481	551,161	57,500	552,500
David W. Black	None	None	185,169	261,723	23,000	259,000
Nathan H. Peck, Jr.	None	None	228,548	316,184	23,000	259,000

(1)	An “in-the-money” stock option is an option for which the market price, on December 31, 2003, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock when the option was granted). The value shown reflects stock price appreciation since the grant date of the option.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee for the six-month period ended December 31, 2003 were Messrs. McGeary, Allred and Mohebbi. Mr. McGeary served as our co-chief executive officer and co-president from August 1999 until April 2000. Effective May 2004, Mr. McGeary is no longer serving on the Compensation Committee. The current members of the Compensation Committee are Messrs. Mohebbi and Allred and Ms. Bernard.

COMPARATIVE STOCK PERFORMANCE

Our Peer Group (the “Peer Group”) consists of Accenture Ltd., Computer Sciences Corporation, Electronic Data Systems Corporation, and Cap Gemini Ernst & Young. We believe that the members of the Peer Group are most comparable to us in terms of client base, service offerings and size.

The following graph compares the total stockholder return on our common stock since it commenced public trading on February 8, 2001 with the total return on the S&P 500 Index and the Peer Group. The graph assumes that $100 is invested initially and all dividends are reinvested.

Dollar Value of $100 Invested on February 8, 2001

	2/8/01	6/30/01	6/30/02	6/30/03	12/31/03
BearingPoint, Inc.	100.0	65.4	63.3	41.1	43.0
S&P 500 Index	100.0	91.9	74.3	73.1	83.4
Peer Group	100.0	71.3	54.8	41.9	53.1

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

AND DEFERRED COMPENSATION PLAN

Special Termination Agreements

Effective November 7, 2001, the Company entered into special termination agreements (the “Agreements”) with each of its executive officers, including our named executive officers. The purpose of the Agreements is to ensure that these executives are properly protected in the event of a Change of Control of the Company (as defined in the Agreements), thereby enhancing our ability to hire and retain key personnel. The Board approved the Agreements as being in the best interests of the Company. The term of the Agreements is two years (subject to potential one-year extensions) or, if later, two years after a Change of Control. The protective provisions of the Agreements become operative only upon a Change of Control or, in certain circumstances, in anticipation of a Change of Control.

If, after a Change of Control and during the term of the Agreement, we terminate the executive’s employment other than for Cause (as defined in the Agreements) or if the executive terminates his employment for specified reasons (including if his responsibilities have been materially reduced or adversely modified or his compensation has been reduced), the executive is entitled to certain benefits. These benefits generally include the payment of three years’ compensation (based on salary plus bonus as specified in the Agreements), continued coverage under our welfare benefit plans (e.g., medical, life insurance and disability insurance) for two years at no cost, and outplacement counseling. In addition, the executive will receive a gross-up payment to cover any federal “excise taxes” resulting from such payments. If, prior to or following a Change of Control, the executive voluntarily terminates his employment, dies or becomes permanently disabled or we terminate his employment for Cause, the executive is entitled to no special payments or benefits.

Change of Control Provisions

With respect to all named executive officers, in addition to the provisions in the Agreements referred to above, all stock option grants under our 2000 Long-Term Incentive Plan provide that any non-vested portion of a stock option grant will vest in the event of certain changes of control of the Company specified in the plan. If such an event were to occur with respect to a named executive officer, all stock options not yet exercisable, including those set forth above in the table captioned “Aggregated Option Exercises During the Six Months Ended December 31, 2003 and Period End Option Values,” would vest.

Managing Director Agreements

We also provide severance benefits for terminations by us for our managing directors, including our named executive officers. Severance benefits are not provided for discharge for cause. Severance pay generally is equal to six months’ salary.

Deferred Compensation Plan

Our deferred compensation plan became effective on September 1, 2001 and was amended and restated on August 1, 2003. The plan is designed to permit a select group of management and highly compensated employees, including our named executive officers, who contribute materially to our continued growth, development and future business success to accumulate additional income for retirement and other personal financial goals through a plan that enables the participants to make elective deferrals of compensation to which they will become entitled in the future. Our deferred compensation plan is nonqualified and unfunded, and participants are unsecured general creditors of the Company as to their accounts.

Plan participants execute an election form to make a pre-tax deferral of a portion of their annual base salary and bonuses, subject to maximum and minimum percentage limitations. Currently, participants may defer a minimum of 10% of their pre-tax commissions and bonuses in a calendar year. Participants may defer a maximum of 50% of annual base salary and 100% of commissions and bonuses.

The deferred compensation plan allows us, in the discretion of the administrative committee, to make matching contributions with respect to participants. We currently do not match amounts participants elect to defer under our deferred compensation plan.

Generally, benefits to a participant will be distributed in a lump sum or in equal annual installments over a period of not less than two years and not more than fifteen years in accordance with the election made by the participant. If the deferred compensation plan is terminated due to a change in control, benefits will be paid in a lump sum within five business days of the change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors and executive officers, as well as persons who beneficially own more than ten percent of our outstanding stock, must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports, and the Company must identify in this Proxy Statement those persons who did not file these reports when due. Based on facts known to us and copies of Forms 3, 4 or 5, we believe that all of its directors and executive officers complied with their applicable filing requirements for the six months ending December 31, 2003.

INDEBTEDNESS OF EXECUTIVE OFFICERS

In fiscal year 2002, certain key executives of the Company, including Messrs. Blazer, Schwartz, Donahue and Black, received restricted shares of Common Stock pursuant to our 2000 Long-Term Incentive Plan. In connection with such stock awards, the recipients incurred immediate taxable income equal to the fair market value of the restricted stock at the time the restricted stock awards were granted to them (the “Compensation Income”), but the shares could not be sold due to the restrictions. At the time of the grants, it was common for companies to provide loans to assist the recipients of stock awards in paying the tax obligations associated with such awards. As a result, the Board approved full-recourse loans to such executive officers in amounts equal to the estimated tax liabilities associated with the Compensation Income. Since then, the Company has made no additional loans to its executive officers and, as a result of changes in the law subsequent to the stock awards, currently makes no such loans. The following table lists those executive officers who received loans in connection with the restricted stock awards and whose maximum indebtedness to the Company at any time from July 1, 2003 through June 25, 2004 exceeded $60,000:

Name of Individual	Relationship with the Company	Maximum Principal Amount of Loans Outstanding from 7/01/03 through 6/25/04(1)	Principal Amount of Loans Outstanding on 6/25/2004
Randolph C. Blazer	Chairman, Chief Executive Officer and President	$864,651	$864,651

Bradley J. Schwartz	Group Executive Vice President, Worldwide Client Service	421,042	421,042

Michael J. Donahue	Group Executive Vice President and Chief Operating Officer	202,158	0

David W. Black	Executive Vice President, General Counsel and Secretary	94,537	94,537

(1)	Interest accrues on the principal amount of the outstanding loans and is payable annually. The interest rate on the loans is 4.5% per year.

TRANSACTIONS WITH SIGNIFICANT STOCKHOLDERS

The Company engaged in reportable transactions with two stockholders that hold more than 5% of the Company’s Common Stock—Cisco Systems, Inc. (“Cisco”) and KPMG DTG.

The Company and Cisco are parties to an alliance agreement under which they work together to define and deliver comprehensive Internet-based service offerings for enterprises that fall within our industry groups and for the market of local exchange carriers, regional bell operating companies, inter-exchange carriers and Internet service providers. Pursuant to the alliance agreement, during the three months ended March 31, 2004, Cisco made payments to the Company of approximately $59,400 and the Company made payments to Cisco of approximately $29,500. During the six months ended December 31, 2003, Cisco made payments to the Company of approximately $1,930,000 and the Company made payments to Cisco of approximately $154,000.

During fiscal year 2003, Cisco made payments to us of approximately $5.3 million, and we made payments to Cisco of approximately $866,000.

BearingPoint GmbH has contractual arrangements with KPMG DTG under which KPMG DTG subleases certain properties. In addition, KPMG DTG provided infrastructure services to BearingPoint GmbH under a transition services agreement for one year after the acquisition of BearingPoint GmbH and currently provides limited telecommunication services. From the acquisition of BearingPoint GmbH through April 30, 2004, Bearing Point GmbH has paid KPMG DTG approximately 46,790,000 Euros ($52,013,000 through April 30, 2004) under the subleases, for infrastructure services, including the telecommunications services, and for other services. During that same period, KPMG DTG has paid BearingPoint GmbH approximately 10,997,000 Euros ($12,225,000 through April 30, 2004) principally for consulting services.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

At December 31, 2003, the Audit Committee (the “Committee”) consisted of Ms. Rivlin (Chair) and Messrs. Kemna and Strange. Effective May 2004, Mr. Lord became a member of the Committee. The Board of Directors has determined that Mr. Strange is an audit committee financial expert. The Committee operates under a written charter adopted by the Board of Directors and last amended as of January 22, 2004, which is included as Appendix A to this Proxy Statement.

The Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee, among other purposes and responsibilities required by applicable law and the NYSE listing standards, serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems; serves as the sole authority to which the independent registered public accountant (the “Independent Registered Public Accountant”) is accountable, and has the sole authority and responsibility to appoint, compensate and retain the Independent Registered Public Accountant; serves as the ultimate authority to which the internal auditing function (“Internal Audit”) is accountable; monitors the qualification, independence and performance of the Independent Registered Public Accountant and Internal Audit, including reviewing their audit efforts; provides an open avenue of communication among the Independent Registered Public Accountant, financial and senior management, Internal Audit, and the Board; assists in the Board’s oversight of the Company’s compliance with legal and regulatory requirements and prepares a report for inclusion in the Company’s annual proxy statement.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE SIX-MONTHS ENDED DECEMBER 31, 2003

The Committee has reviewed the audited financial statements of the Company for the six months ended December 31, 2003 and has discussed the audited financial statements with the Company’s management and

PricewaterhouseCoopers LLP, the Company’s independent registered public accountants. The Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to the independence of PricewaterhouseCoopers LLP. The Committee has discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP.

Based on the Committee’s review and discussions noted above, the members of the Committee recommended to the Board of Directors that the Company’s audited financial statements referred to above be included in the Company’s Transition Report on Form 10-K for the six months ended December 31, 2003 for filing with the Securities and Exchange Commission.

Alice M. Rivlin,(1)

Chair

Wolfgang Kemna

J. Terry Strange

(1)	Effective as of May 2004, Mr. Lord became an additional member of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The Company provides all stockholders with the opportunity, under certain circumstances and consistent with Securities Exchange Act Rule 14a-8, to participate in the governance of the Company by submitting proposals they believe merit consideration at the Annual Meeting of Stockholders to be held in 2005. To enable management to adequately analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the 2005 Annual Meeting, any stockholder who intends to present a proposal at the Annual Meeting of Stockholders to be held in 2005 must deliver the proposal, addressed to the attention of the Company’s Secretary at the Company’s principal place of business in McLean, Virginia:

•	Not later than March 11, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	Not earlier than April 5, 2005 and not later than May 5, 2005, if the proposal is submitted pursuant to the Company’s Bylaws.

If the proposal is not submitted within the time limits set forth above, we are not required to include the proposal in our proxy materials.

Stockholders Submitting Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating and Corporate Governance Committee or Submitting Director Nominations to Stockholders

If a stockholder wishes (1) for the Nominating and Corporate Governance Committee to consider an individual as a candidate for election to the Board of Directors, or (2) to nominate a person for election as a director at the annual meeting of stockholders, the stockholder must submit a proper and timely request as follows:

•	The stockholder must deliver the recommendation or notice of a nomination of a person for the position of director at the annual meeting (a “notice”) to the Secretary of the Company with delivery by hand, or by certified or registered mail, return receipt requested, no earlier than April 8, 2005 and no later than May 9, 2005.

•	The recommendation or notice must contain the following:

•	As to the proposed nominee:

•	their name, age, business address and residence address,

•	their principal occupation or employment,

•	the class and number of shares of stock of the Company which they beneficially own (as defined under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended),

•	any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and

•	their written consent to being named in any proxy statement as a nominee and to serving as a director if elected.

•	As to the shareholder making the recommendation or notice:

•	their name and address, as they appear on the Company’s records

•	the class and number of shares of stock of the Company which they beneficially own (as defined under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended),

•	in the case of a notice, a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the election of directors at such meeting and that they intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•	in the case of a notice, a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

In connection with the change in our fiscal year end from the twelve-month period ending June 30 to the twelve-month period ending December 31, we advanced the date of our 2004 Annual Meeting to earlier in the year than the date of our 2003 Annual Meeting, which was held November 4, 2003. The Company is considering setting the date of the 2005 Annual Meeting earlier in the year than the date of the 2004 Annual Meeting. In the event the Company advances the annual meeting by more than thirty days from the anniversary date of the 2004 Annual Meeting, the dates for shareholder proposals and director recommendations and nominations will change pursuant to Exchange Act Rule 14a-8 and our Bylaws. If there is a change in the deadlines for shareholder proposals and director recommendations and nominations, we will disclose the new deadlines on our Form 10-Q or by other means.

INCORPORATION BY REFERENCE

To the extent that any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the Compensation Committee Report on Executive Officer Compensation, the Report of the Audit Committee of the Board of Directors and the comparative stock performance graph shall not be deemed to be incorporated by reference into any such filing.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

BEARINGPOINT, INC.

(Amended and Restated as of January 22, 2004)

I.    PURPOSES; AUTHORITY.

A.	The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of BearingPoint, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Committee is to:

1.	Serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems, and the integrity of the Company’s financial statements;

2.	Serve as the sole authority to which the independent auditor (the “Independent Auditor”) is accountable, and have the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the Independent Auditor, including any significant non-audit relationship with the Independent Auditor;

3.	Serve as the ultimate authority to which the internal auditing function (“Internal Audit”) is accountable;

4.	Monitor the qualification, independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts;

5.	Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board;

6.	Assist in the Board’s oversight of the Company’s compliance with legal and regulatory requirements; and

7.	Prepare a report to stockholders to be included in the Company’s annual proxy statement.

B.	The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Independent Auditor, Internal Audit and anyone else in the Company. The Committee may retain, at the Company’s expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties. Alternately, to the extent consistent with the rules of the New York Stock Exchange (“NYSE”) and the rules promulgated by the Securities and Exchange Commission (“SEC”), the Committee may refer any matter to the Board to determine whether an investigation of a particular matter is appropriate and, if so, how it shall be conducted.

C.	The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of:

1.	Compensation to any registered public accounting firm, including, without limitation, the Independent Auditor, engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any special legal, accounting, or other consultants or experts employed by the Committee pursuant to Section I.B.; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

II.    COMPOSITION AND EXPERTISE; MEETINGS.

A.	The Committee shall be comprised of three or more directors as determined by the Board.

B.	All members of the Committee shall be independent directors, free from any relationship to the Company that may interfere with the exercise of their independence from management and the Company, and each member of the Committee shall have been determined by the Board to be “independent” or subject to exception under the rules of the NYSE.

C.	All members of the Committee shall be financially literate. To be financially literate, a person shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee.

D.	At least one member of the Committee shall have, and continue to have, past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

E.	Committee members shall be appointed by, and serve at the pleasure of, the Board. Committee members shall have the qualifications specified in this Charter and shall meet any other requirements of the NYSE and the SEC. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

F.	The Board shall appoint a Chairman who will preside at Committee meetings and report on behalf of the Committee to the Board. If the Chairman is not present at a meeting, the members of the Committee shall, by majority vote, elect a member to serve as the Chairman for that meeting.

G.	The Committee generally will meet eight times annually, but may meet more or less frequently as circumstances dictate. In addition to regularly scheduled meetings, the Committee shall meet at the request of any member. The Committee shall meet privately in executive session at least annually with each of management, the Director of Internal Audit and the Independent Auditor in separate sessions. In addition, the Committee shall meet privately in executive session at any time upon the request of management, the Director of Internal Audit or the Independent Auditor.

H.	A majority of the entire Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Committee. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if the unanimous written consent that sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. The Committee may establish such other rules of procedure for its business as it deems desirable.

III.    DUTIES AND RESPONSIBILITIES.

In addition to other duties and responsibilities set forth in this Charter, the Committee’s specific responsibilities and duties shall include the following:

A.	Review Procedures.

1.	Review and reassess the adequacy of this Charter at least annually and recommend to the Board any appropriate extensions or changes in the duties of the Committee. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations;

2.

Review the Company’s annual audited and quarterly unaudited financial statements in draft and substantially final form prior to filing or distribution. Review should include (a) discussion with management and the Independent Auditor of significant issues regarding accounting principles, practices and judgments, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) discussion with the Independent Auditor about the quality of the accounting principles as applied in the preparation of the Company’s financial statements. If significant issues are identified prior to filing or distribution of the annual audited or quarterly unaudited financial statements, the Committee shall be informed of these issues and shall either meet to review them or discuss them by telephone conference call;

3.	With respect to the Company’s annual and quarterly financial statements, discuss any items required to be communicated by the Independent Auditor in accordance with Statement of Auditing Standards Number 61. The Chairman of the Committee may represent the entire Committee for purposes of this discussion;

4.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

5.	In consultation with management, the Independent Auditor and Internal Audit, consider the integrity of the Company’s financial reporting processes and controls. Review recommendations presented by the Independent Auditor in their “management letter,” including the status of previous recommendations, together with management’s responses, and discuss the adequacy of staffing, including the quality of the Company’s financial and accounting personnel;

6.	Review the Independent Auditor’s audit plan and discuss the general audit approach, scope, staffing and reliance upon management and Internal Audit;

7.	Following completion of the annual audit, review separately with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, as well as management’s response to such difficulties; and

8.	Review any significant disagreements, disputes or difficulties among management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

B.	Internal Audit Function and Legal Compliance.

1.	Review an annual report from Internal Audit regarding its activities, audit plan, budget and staffing. Review any significant reports prepared for management by Internal Audit and management’s response and follow-up to these reports;

2.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies; and

3.	Review management’s monitoring of compliance with the Company’s Code of Business Conduct, including particularly whether management has the proper review system to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

C.	Other Audit Committee Responsibilities.

1.	Prepare a report to stockholders to be included in the Company’s annual proxy statement as required by SEC regulations;

2.	Annually report to the Board on the Committee’s activities, including an evaluation of the Committee’s performance over the past year, and provide the Board with such additional reports as are appropriate;

3.	Establish clear hiring policies for employees or former employees of the Independent Auditor;

4.	Establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

5.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors;

6.	Review policies with respect to risk assessment and risk management; and

7.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV.    RELATIONSHIP WITH INDEPENDENT AUDITOR.

A.	The Independent Auditor is solely accountable to the Committee. The Committee shall review the independence and performance of the Independent Auditor. The Committee has the sole authority to retain, compensate, oversee and discharge the Independent Auditor, and to approve any significant non-audit relationship with the Independent Auditor. The Committee shall annually appoint the Independent Auditor or discharge the Independent Auditor when circumstances warrant.

B.	On at least an annual basis, the Committee shall review a formal written report from the Independent Auditor describing:

1.	The Independent Auditor’s internal quality-control procedures;

2.	Any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and

3.	All relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard 1.

The Committee shall discuss with the Independent Auditor any disclosed material quality-control issues and relationships or services that may impact the qualifications, performance, objectivity and independence of the Independent Auditor and, if appropriate, take action to oversee the independence of the Independent Auditor.

V.    LIMITATION ON COMMITTEE RESPONSIBILIITES.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations.

                                                                    DETACH HERE                                                     ZKPMC2

PROXY

BearingPoint, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David W. Black and David R. Schwiesow, or either of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of BearingPoint, Inc. to be held on August 3, 2004 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BearingPoint, Inc.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/be	[GRAPHIC APPEARS HERE]	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)	[GRAPHIC APPEARS HERE]

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZKPMC1

☒	Please mark votes as in this example.	#KPM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED BELOW AND “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

							FOR	AGAINST	ABSTAIN
1.	To elect two Class I Directors. Nominees: (01) Douglas C. Allred and (02) Betsy J. Bernard				2.	To ratify PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
	For all nominees except as written above					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

Signature:	Date:	Signature:	Date: